EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 33-56721, 33-58396, 33-58797, 33-67218, 333-45402
and 333-59722) of Stanley Furniture Company, Inc. of our report dated January 18, 2002 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP



Richmond, Virginia
February 18, 2002